UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
 ------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


             Maryland                                             20-0103914
------------------------------------           ---------------------------------
    (State of Incorporation or                 (IRS Employer Identification No.)
           Organization)


        520 Broadhollow Road
         Melville, New York                                  11747
------------------------------------           ---------------------------------
  (Address of Principal Executive                         (Zip Code)
             Offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.|X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.| |


Securities Act registration statement file number to which this form relates:

                                   333-111546
                                 ---------------
                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                      Name of Each Exchange on Which
to be so Registered                      Each Class is to be Registered
-------------------                      ------------------------------

9.75% Series A Cumulative Redeemable     New York Stock Exchange
Preferred Stock, par value $0.01 per
share


Securities to be registered pursuant to Section 12(g) of the Act:  None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.     Description of Registrant's Securities to be Registered.
            -------------------------------------------------------

      A description of the 9.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of American Home Mortgage Investment Corp. (the "Company") to be registered hereunder is incorporated by reference to the information set forth under the caption "Description of the Series A Preferred Stock" in the Company's Prospectus Supplement dated June 29, 2004, to the Prospectus dated January 12, 2004, and included as part of the Registration Statement on Form S-3 of the Company (File No. 333-111546) as filed with the Securities and Exchange Commission (the "Commission") on December 24, 2003, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on January 8, 2004.


Item 2.     Exhibits
            --------

      The documents listed below are filed as exhibits to this Registration Statement on Form 8-A:

   Exhibit No.                            Description
   -----------                            -----------

      3.1 Articles of Amendment and Restatement of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 15,
                  2004).

      3.2 Form of Articles Supplementary of the Company designating the Preferred Stock (filed herewith).

      3.3 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 15, 2004).

      4.1 Form of Stock Certificate evidencing the Preferred Stock (filed herewith).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          AMERICAN HOME MORTGAGE
                                            INVESTMENT CORP.

                                          By:   /s/ Michael Strauss
                                             -----------------------------------
                                             Name:  Michael Strauss
                                             Title: Chief Executive Officer
                                                    and President
Date: June 30, 2004

                                  EXHIBIT INDEX



Exhibit No.                          Description
-----------     ----------------------------------------------------------------

3.1         --  Articles of Amendment and  Restatement of the Company
                (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 15, 2004).

3.2         --  Form of Articles Supplementary of the Company designating the
                Preferred Stock (filed herewith).

3.3         --  Amended and Restated Bylaws of the Company (incorporated  herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 15, 2004).

4.1         --  Form of Stock Certificate evidencing the Preferred Stock (filed herewith).